Exhibit 10.1

$155,000,000                                                                                                                              May 3, 2007
                                                        New York, New York

PROMISSORY NOTE

For value received, and on the terms and subject to the conditions set forth in this promissory note (this “Promissory Note”), GENCO SHIPPING & TRADING LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands, having an address at 299 Park Avenue, 20th Floor, New York, New York 10171 (the “Borrower”), hereby promises to pay to the order of DNB NOR BANK ASA, Grand Cayman Branch (“DnB NOR”), as administrative agent for the Lenders, as defined below (in such capacity, the Administrative Agent”), and security trustee (in such capacity, the “Security Trustee”) for the Lenders, on the Termination Date (as defined below) the unpaid principal amount of the loan (the “Loan”) made by the Lenders (as defined below) to the Borrower pursuant hereto and as evidenced hereby, in the principal amount of up to One Hundred Fifty Five Million United States dollars ($155,000,000).  DnB NOR and Nordea Bank Norge ASA, Grand Cayman Branch (“Nordea”), have agreed to act as joint mandated lead arrangers (the “Mandated Lead Arrangers”) and joint bookrunners (the “Bookrunners”) and the Lenders have agreed to make the Loan available to the Borrower for the purpose of funding the acquisition of shares of capital stock of Jinhui (as defined below) by the Borrower.  The Borrower shall be permitted to borrow an amount equal to a price per share of the capital stock of Jinhui to be agreed upon pursuant to a separate letter agreement.

The Loan shall be available in multiple Advances (as defined below) upon three (3) Business Days’ prior written notice subject to the restrictions contained herein, provided, however that no more than ten (10) Advances shall be outstanding at any one time; and provided, further that any such Advance shall be in a minimum amount of Five Million Dollars ($5,000,000) and in multiples of One Million Dollars ($1,000,000).

The Borrower hereby promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rate provided for herein.

The Administrative Agent may endorse the amount and the date of the making of each Advance evidenced hereby and each payment of principal hereunder on the grid attached hereto as Schedule 2 and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with the terms of this Promissory Note.

Section 1.  Certain Terms Defined. The following terms for all purposes of this Promissory Note shall have the respective meanings specified below and words and expression used herein as defined terms but not defined herein have the meaning ascribed to them in the Existing Credit Facility Agreement (as defined below).

“Advances” means any amount advanced to the Borrower with respect to the Loan or (as the context may require) the aggregate amount of all such Advances for the time being outstanding.

“Agents” means each of the Administrative Agent and the Security Trustee.

“Applicable Rate” shall have the meaning ascribed thereto in Section 3.

“Applicable Margin” means (i) eighty-five hundredths of one percent (0.85%) per annum for the period from the date of the initial Advance hereunder through the six-month anniversary thereof and (ii) one percent (1.0%) per annum thereafter through the Termination Date.

“Borrower” shall have the meaning ascribed thereto in the preamble.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and London, England are authorized by law to close.

“Default Rate” shall have the meaning ascribed thereto in Section 3.

“Existing Credit Facility Agreement” means that certain credit agreement dated as of July 15, 2005, as amended, supplemented or otherwise modified, among inter alias, the Borrower, as borrower, DnB NOR as joint lead arranger, administrative agent and collateral agent and DnB NOR, together with various other lenders as are party thereto, as lenders, a copy of which, without exhibits, is attached hereto as Exhibit A.

“Fee Letter” means the fee letter dated the date hereof and entered into by the Borrower, DnB NOR and Nordea in respect of the transactions contemplated by this Promissory Note.

“Interest Period” means period(s) of one (1) week, two (2) weeks, one (1) month or (3) three months as selected by the Borrower, or as otherwise agreed by the Majority Lenders and the Borrower; provided, however that no more than ten (10) Interest Periods shall be applicable to outstanding Advances at any one time.

“Jinhui” means Jinhui Shipping and Transportation Limited a company limited by shares formed under the laws of Bermuda and whose capital stock is listed on the Oslo Stock Exchange.

“Lenders” shall mean each of the banks and financial institutions listed on Schedule 1 hereto (together with any bank or financial institution which becomes a Lender pursuant to an amendment hereof).

“LIBOR” means the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Business Day before the first day of such period as displayed on Telerate page 3750 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) dated August 1985)), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the rate offered by DnB NOR for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Business Day before the first day of such period.

“Majority Lenders” means, at any time, the Lenders holding an aggregate of more than 50% of the Advances outstanding at such time.

“Pledge Agreement” means the pledge agreement to be executed by the Borrower in favor of the Security Trustee pursuant to Section 9, substantially in the form set out in Exhibit B hereto, together with any supplements thereto.

“Pledged Shares” means all of the shares of capital stock of Jinhui owned by the Borrower, whether now owned or purchased by the Borrower in the future, and pledged or to be pledged to the Security Trustee pursuant to the Pledge Agreement.

“Termination Date” means the date which is 364 days from the date of this Promissory Note (or if such day is not a Business Day, then the immediately preceding Business Day).

Section 2.  Maturity Of the Loan.

The Loan shall mature, and the principal amount thereof shall become immediately due and payable (together with interest and fees accrued thereon), on the Termination Date.

Section 3.  Interest.

(a)           The unpaid principal amount of the Loan shall bear interest at the rate per annum (the “Applicable Rate”) which is equal to the aggregate of (a) LIBOR for the relevant Interest Period, plus (b) the Applicable Margin.  Such interest shall be payable at the end of each Interest Period, with the final payment thereof to be made on the Termination Date together with the repayment of the Loan; and

(b)           Any amounts due under this Promissory Note, not paid when due, whether by acceleration or otherwise, shall bear interest thereafter from the due date thereof until the date of payment at a rate per annum equal the Applicable Rate, plus two percent (2.0%)(the “Default Rate”).  In addition, following the occurrence of any Event of Default and until such Event of

Default is cured to the satisfaction of the Lenders as required under the Existing Credit Facility Agreement, the Loan shall bear interest at the Default Rate.  Amounts owing under this Section 3(b) shall be payable upon demand.

Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 4.  Prepayments/Reductions.

Section 4.1: Optional Prepayments

The Borrower shall have the right to prepay the Loan, upon three (3) Business Days’ written notice, without premium or penalty, in whole or in part at any time and from time to time, provided that if such prepayment is made on a day other than the last day of the applicable Interest Period, such prepayment shall be made together with customary breakage costs and expenses.  Each prepayment shall be in a minimum amount of One Million Dollars ($1,000,000), or such lesser amount as shall be acceptable to the Administrative Agent, plus any One Million Dollar ($1,000,000) multiple thereof.  No part of the Loan once repaid or prepaid will be available for re-borrowing.

Section 4.2: Mandatory Prepayments

In the event of a sale of any of the Pledged Shares by the Borrower, the Borrower shall, within one (1) day of the day that the NOK settlement amount relating to such shares is converted to and received as Dollars, prepay the Loan in an amount equal to (a) the number of Pledged Shares sold multiplied by (b) an amount equal to the average price paid by the Borrower for the Pledged Shares.  Such prepayments shall also be subject to the payment of customary breakage costs and expenses, if applicable.  No part of the Loan once repaid or prepaid will be available for re-borrowing.
Section 4.3: Optional Permanent Reduction of Loan

The Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent reduction in the Loan, provided that the Administrative Agent receives three (3) Business Days prior written notice of such request and the Lenders are reimbursed for any redeployment costs in the event that such requested reduction does not occur on the last day of the applicable Interest Period(s).  Each such permanent reduction shall be in a minimum amount of One Million Dollars ($1,000,000), or such lesser amount as shall be acceptable to the Administrative Agent, plus any One Million Dollar ($1,000,000) multiple thereof or the full amount of the then outstanding Loan.

Section 5.  General Provisions As To Payments.

All payments to be made hereunder by the Borrower shall be made to the Administrative Agent, not later than 10 a.m. New York time (any payment received after 10 a.m. New York time shall be deemed to have been paid on the next Business Day) on the due date of such payment, at its address set forth on Schedule 1, or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

Section 6.  Representations and Warranties of the Borrower.

In order to induce the Agents and the Lenders to enter into this Promissory Note and to induce the Lenders to make the Loan available, the Borrower hereby confirms that the representations and warranties contained in Section 7 of the Existing Credit Facility Agreement (updated mutatis mutandis) are true and correct as of the date hereof and hereby further represents and warrants that all of the financial information delivered to the Lenders pursuant to the Existing Credit Facility Agreement presents fairly the consolidated financial condition of the Borrower as at such dates.

Section 7.  Conditions Precedent

Section 7.1  Conditions Precedent to the initial Advance of the Loan:

The obligation of the Lenders to make the initial Advance of the Loan available to the Borrower shall be expressly subject to the conditions precedent set forth below:

(a)
As of the date of this Promissory Note, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect (i) on the rights or remedies of the Lenders, (ii) on the ability of the Borrower to perform its obligations to the Lenders, (iii) with respect to the Loan or (iv) on the property, assets, nature of assets, operations, liabilities, condition (financial or otherwise), or prospects of the Borrower.

(b)
No litigation by any entity (private or governmental) shall be pending or threatened with respect to the Loan or any document executed in connection therewith or which the Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)	The Administrative Agent shall have received relevant and satisfactory legal opinions from (i) Kramer Levin Naftalis & Frankel LLP, counsel to the Borrower,

(ii) Seward & Kissel LLP, special counsel to the Agents and Lenders, (iii) to the Agents and Lenders, such opinion to be delivered within 10 days of the Borrower’s establishment of a Norwegian Central Securities Depository Account (the “Depository Account”), and (iv) Conyers Dill & Pearman, special counsel to the Agents and Lenders, such opinion to be delivered within 10 days of the establishment of the Depository Account, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the Republic of the Marshall Islands, the Kingdom of Norway and Bermuda.

(d)
All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby and pursuant to the Fee Letter, payable to the Mandated Lead Arranger, the Bookrunner, the Agents and the Lenders or otherwise payable in respect of the Loan shall have been paid to the extent due.

(e)
All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Loan and the transactions referred to herein, shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Lenders, restrains, prevents, or imposes materially adverse conditions upon the consummation of the Loan or the transactions referred to herein. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Loan or the transactions referred to herein.

(f)
After giving effect to the Loan, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under, any material agreement of the Borrower or any of its subsidiaries.

Section 7.2 Further Conditions Precedent to Drawdowns of the Loan:

The obligation of the Lenders to make any Advance available to the Borrower shall be expressly and separately subject to the following further conditions precedent on the relevant drawdown date:

(a)
All representations and warranties set forth in Section 6 hereof shall be true and correct on and as of the date of the respective borrowing (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct as of the respective date or for the respective period, as the case may be), before and after giving effect to such borrowing and to the application of the proceeds there from, as though made on and as of such date.

(b)
No Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default hereunder, shall have occurred and be continuing, or would result from such borrowing.

(c)
The Administrative Agent having received a drawdown notice at least three (3) Business Days (or such lesser number of Business Days as the Mandated Lead Arrangers may agree) before the proposed date of an Advance, substantially in the form of Exhibit C, which notice shall (a) be in writing addressed to the Administrative Agent, (b) be effective on receipt by the Administrative Agent, (c) specify the amount of the Loan to be drawn, (d) specify the Business Day on which the Loan is to be drawn and the Interest Period, (e) specify the disbursement instructions and (f) be irrevocable

Section 8.  Events Of Default.

Each “Event of Default” contained in Section 10 of the Existing Credit Facility Agreement shall constitute an Event of Default under this Promissory Note.

If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lenders may by notice to the Borrower declare all or any portion of the unpaid principal amount of and accrued interest on the Loan to be due and payable, whereupon the full unpaid amount of and accrued interest on the Loan which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, provided that, if an Event of Default specified in Section 10.05 of the Existing Credit Facility Agreement shall occur, no notice shall be required and the entire amount of the Loan together with all accrued interest thereon and fees in connection therewith (including but not limited to fees owing under the Fee Letter) shall become immediately due and payable without any declaration or other act on the part of the Lenders.

Section 9.  Covenants.

The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of the Loan under this Promissory Note, that the covenants set forth in Section 8 and Section 9 of the Existing Credit Facility Agreement shall apply in this Promissory Note.

The Borrower further covenants that it will, as soon as practicable upon receipt of any or all Pledged Shares, and in any event within thirty (30) days of the date of this Promissory Note, execute and deliver in form, scope and substance satisfactory to the Lenders, the Pledge Agreement relating to the Pledged Shares.

The Borrower hereby covenants that, from the date hereof through and including the Termination Date, it will not, without the prior written consent of the Majority Lenders, sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Shares or suffer to exist any encumbrance on the Pledged Shares other than as permitted hereunder and pursuant to the Pledge Agreement.

The Borrower also covenants and undertakes with the Lenders that it will not agree to any amendment or supplement to, or other modification of, the Existing Credit Facility Agreement without the written consent of the Lenders, such consent not to be unreasonably withheld.

Section 10.  Further Assurances.

The Borrower hereby agrees that, from time to time upon the written request of the Lenders, the Borrower will execute and deliver such further documents and do such other acts and things as the Lenders may reasonably request in order fully to effect the purposes of this Promissory Note and to protect and preserve the priority and validity of the security interests granted hereunder.

Section 11.  Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Event Of Default.

 No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Lenders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Promissory Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Lenders.

Section 12.  Assignments/Transfers.

The Borrower may not transfer or assign this Promissory Note nor any right or obligation hereunder to any person or entity without the prior written consent of the Lenders.  This Promissory Note, or any portion thereof, is freely transferable by the Lenders in accordance with the terms of Section 13.04 of the Existing Credit Facility Agreement.

   Section 13.  Agency.

The provisions of Section 12 of the Existing Credit Facility Agreement (mutatis mutandis) are incorporated herein with full force and effect as if they were more fully set forth herein at length.

Section 14.  Modification.

This Promissory Note may be modified only with the written consent of both the Borrower and the Lenders.

Section 15.  Expenses.

The Borrower agrees to pay to the Lenders all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Promissory Note, or performance by the Lenders of any obligations of the Borrower in respect of the Pledged Shares which the Borrower has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Shares, and for the care of the Pledged Shares and defending or asserting rights and claims of the Lenders in respect thereof, by litigation or otherwise, and all such expenses shall be secured obligations to the Lenders secured hereunder.

Section 16.  Miscellaneous.

The provisions of Section 13 of the Existing Credit Facility Agreement (mutatis mutandis) are incorporated herein with full force and effect as if they were more fully set forth herein at length.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed on the date indicated below.

Date:  May 3, 2007

            GENCO SHIPPING & TRADING LIMITED

            By: /s/ John Wobensmith

Accepted and Acknowledged

DNB NOR BANK ASA,
Grand Cayman Branch,
as Administrative Agent, Security Trustee,
Mandated Lead Arranger, Bookrunner and Lender

By: /s/ Nikolai A. Nachamkin
Name: Nikolai A. Nachamkin
Title: Senior Vice President

By: /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Vice President

NORDEA BANK NORGE ASA,
Grand Cayman Branch,
as Mandated Lead Arranger, Bookrunner and Lender

By: /s/ Anne Engen
Name: Anne Engen
Title: First Vice President

By: /s/ Colleen Durkin
Name: Colleen Durkin
Title: Vice President

Schedule 1

Lenders                                                                                                                            Commitment

DnB NOR Bank ASA, Grand Cayman Branch                                                                                                                     77,500,000
Bank of Butterfield International (Cayman) Ltd
Butterfield House
68 Fort Street
P.O. Box 705GT
George Town, Grand Cayman
British West Indies

With a copy to:
DnB NOR Bank ASA,200 Park Avenue, 31st Floor
New York, New York 10166
Telephone No.: 212-681-3800
Facsimile No.: 212-681-3900
Attention:  Nikolai A Nachamkin/Cathleen Buckley
nikolai.nachamkin@dnbnor.no
cathleen.buckley@dnbnor.no

Nordea Bank Norge ASA,                                                                                                                          77,500,000
Grand Cayman Branch
c/o BCP Bank & Trust Company Ltd.
Director/General Manager
3rd Floor, 90 North Church Street
Cayman Islands

Attn:  Helena Soares Carneiro
+345 949 8322 | Ext 37-8880
+345 949 7743 Fax

With a copy to:
Nordea Bank Norge, ASA,
437 Madison Avenue, 21st Floor
New York, NY  10022
Attn:  Hans Kjelsrud/Anne Engen/Colleen Durkin
Telephone No.:  (212) 318-9300
Facsimile No:   (212) 421-4420
e-mail: hans.kjelsrud@nordea.com
anne.engen@nordea.com
colleen.durkin@nordea.com

Agents

DnB NOR Bank ASA, Grand Cayman Branch
Bank of Butterfield International (Cayman) Ltd
Butterfield House
68 Fort Street
P.O. Box 705GT
George Town, Grand Cayman
British West Indies

With a copy to
DnB NOR Bank ASA

200 Park Avenue, 31st Floor
New York, New York 10166
Telephone No.: 212-681-3800
Facsimile No.: 212-681-3900
Attention:  Nikolai A Nachamkin/Cathleen Buckley
nikolai.nachamkin@dnbnor.no
cathleen.buckley@dnbnor.no

Schedule 2

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By